Amendment No. 5

To FIFTh Amended and Restated

Agreement and Declaration of Trust of

AIM INTERNATIONAL MUTUAL FUNDS (invesco INTERNATIONAL MUTUAL FUNDS)

This Amendment No. 5 (the “Amendment”) to the Fifth Amended and Restated Agreement and Declaration of Trust of AIM International Mutual Funds (Invesco International Mutual Funds) (the “Trust”) amends, the Fifth Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 20, 2022, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, effective August 22, 2025, the Trust desires to amend the Agreement to change the names of Invesco EQV Asia Pacific Equity Fund to Invesco Asia Pacific Equity Fund, Invesco EQV European Equity Fund to Invesco International Value Fund and Invesco Oppenheimer International Growth Fund to Invesco International Growth Fund.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of 8/7/2025.

By:	/s/ Melanie Ringold
Name:	Melanie Ringold
Title:	Secretary, Senior Vice President and Chief Legal Officer

“EXHIBIT 1

Schedule A

AIM International mutual funds (invesco international mutual funds)

Portfolios and Classes Thereof

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Advantage International Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Asia Pacific Equity Fund	Class A Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares
Invesco Global Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Global Focus Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Global Opportunities Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco EQV International Equity Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares
Invesco International Growth Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco International Small-Mid Company Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco International Value Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares Investor Class Shares
Invesco MSCI World SRI Index Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares”